Exhibit 10.1

IOMAI CORPORATION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of October 23, 2006, by and among Iomai Corporation, a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, 2,283,106 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), on the terms and conditions set forth in this Agreement;

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             AGREEMENT TO PURCHASE AND SELL STOCK.

(a)           Authorization.  The Company’s Board of Directors has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to 2,283,106 Shares, (the “Purchased Securities”).

(b)           Agreement to Purchase and Sell Securities.  Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below), that number of Shares set forth opposite such Purchaser’s name on Exhibit A attached hereto.  The purchase price of each Share (the “Per Share Price”) shall be $4.38.

(c)           Use of Proceeds.  The Company intends to apply the net proceeds from the sale of the Purchased Securities for working capital and general corporate purposes, including clinical trials and regulatory activities.

(d)           Obligations Several Not Joint.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

2.             CLOSING.  The purchase and sale of the Purchased Securities shall take place at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110-2624 at 9:00 a.m., Boston, Massachusetts time, on October 25, 2006, or at such other time and place as the Company and Purchasers representing a majority of the Shares to be purchased, mutually agree upon (which time and place are referred to in this Agreement as the “Closing”).  At the Closing, the Company shall, against delivery of payment for the Purchased Securities by wire transfer of immediately available funds in accordance with the Company’s instructions, authorize its transfer agent to issue to each Purchaser one or more stock certificates (the “Certificates”) registered in the name of such Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate Questionnaire (attached hereto as Appendix I) (the “Stock Certificate Questionnaire”), representing the number of Purchased Shares set forth opposite the appropriate Purchaser’s name on Exhibit A hereto, and bearing the legend set forth in Section 4(j) herein.  Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.  The date of the Closing is referred to herein as the Closing Date.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth in the SEC Documents (as defined below) or the disclosure letter delivered concurrently with this Agreement, the Company hereby represents and warrants to each Purchaser that:

(a)           Organization Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the Company, taken as a whole.

(b)           Capitalization.  The capitalization of the Company, prior to the issuance of the Purchased Securities, is as follows:

(i)            The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $0.01 per share, and 25,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

(ii)           As of October 18, 2006, the issued and outstanding capital stock of the Company consisted of (A) 16,909,989 shares of Common Stock and (B) no shares of Preferred Stock.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

(iii)          As of September 30, 2006, the Company has (1) 3,150,600 shares of Common Stock reserved for issuance upon exercise of outstanding options and (2) 19,231 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company, and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

(c)           Subsidiaries.  The Company does not have any subsidiaries and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other material interest (including any equity or partnership interest) in, any person or entity.

(d)           Due Authorization.  All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Securities being sold under this Agreement have been taken, no further consent or authorization of the Company or the Board of Directors or its stockholders is required, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(e)           Valid Issuance of Purchased Securities.

(i)            Purchased Securities.  The Purchased Securities will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

(ii)           Compliance with Securities Laws.  Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Purchased Securities (assuming no change in applicable law and no unlawful distribution of the Purchased Securities by the Purchasers) will be issued to the Purchasers in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

(f)            Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance of the Purchased Securities to the Purchasers, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filing of a notification form with the Nasdaq Global Market (“Nasdaq”) and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws and the listing requirements of Nasdaq.

(g)           Non-Contravention.  Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including issuance of the Purchased Securities), do not (i) contravene or conflict with the Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws (the “Bylaws”) of the Company; (ii) constitute a violation in any material respect of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any material contract to which the Company is a party or any material permit, license or similar right relating to the Company or by which the Company may be bound or affected.

(h)           Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, threatened in writing:  (i) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company, or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement (including the issuance of the Purchased Securities).  The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business, including Pharmaceutical Laws (as defined below), and has all material permits and licenses required thereby.  For purposes of this Agreement, “Pharmaceutical Law” shall mean any federal, state, local or foreign law, statute, rule or regulation relating to the development, commercialization and sale of pharmaceutical and biotechnology products and devices, including all applicable regulations of the U.S. Food and Drug Administration and comparable applicable foreign regulatory authorities.

(i)            Compliance with Law and Charter Documents.  The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Bylaws.  The Company has complied and is currently in material compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties.

(j)            SEC Documents.

(1)           Reports.  The Company has filed in a timely manner all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  The Company has filed on the SEC’s EDGAR system, prior to the date hereof, its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”), its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006 (the “Form 10-Qs”), its Proxy Statement for its Annual Meeting of Stockholders held on May 16, 2006 (the “Proxy

Statement”), and any Current Report on Form 8-K (“Form 8-Ks”) required to be filed by the Company with the SEC for events occurring since February 1, 2006 and prior to the date of this Agreement (the Form 10-K, Form 10-Qs, Proxy Statement and Form 8-Ks, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”).  Each SEC Document, as of its date (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.  The Company is not aware of any issues raised by the Commission with respect to any of the SEC Documents.  The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date of this Agreement and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to the SEC Documents.  The Company has no reason to believe that its independent auditors will withhold their consent to the inclusion of their audit opinion concerning the Company’s financial statements that shall be included in a Registration Statement pursuant to this Agreement.

(2)           Sarbanes-Oxley.  The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.  Such certifications contain no exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy of such certifications.  The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.

(k)           Absence of Certain Changes Since the Balance Sheet Date.  Since June 30, 2006, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

(i)            any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the

Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of the Company’s capital stock;

(ii)           any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iii)          any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iv)          any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(v)           any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(vi)          any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

(l)            Intellectual Property.  The Company owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other intellectual property (collectively, “Intellectual Property”), which are necessary to conduct its businesses as currently conducted, except where the failure to currently own or possess such rights would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.  The Company has not received any written notice of, and has no actual knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid.

(m)          Registration Rights.  Except as described in Schedule 3(m), the Company is not subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company included in the Registration Statement (as defined in Section 5(a)(ii)).

(n)           Title to Property and Assets.  The properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not materially detract from the value of the properties and assets of the Company.  With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

(o)           Taxes.  The Company has filed or has obtained currently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are complete and accurate in all material respects and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company.  No material controversy with respect to taxes of any type with respect to the Company is pending or, to the Company’s knowledge, threatened.  The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes).  The Company has no knowledge of any material liability of any tax to be imposed upon the income, properties or assets of the Company as of the Closing that is not adequately provided for.

(p)           Insurance.  The Company maintains insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect in all material respects.

(q)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(r)            Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)           Transactions With Officers and Directors.  None of the officers or directors of the Company has entered into any transaction with the Company that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

(t)            General Solicitation.  Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Purchased Securities.

(u)           Registration Statement Matters.  Assuming the completion and timely delivery of the Registration Statement/Suitability Questionnaire (attached hereto as Appendix II) (the “Registration Statement Questionnaire”) by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares (as defined below).

(v)           No Integrated Offering.  Neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq, nor will the Company take any action or steps that would cause the offering of the Purchased Shares to be integrated with other offerings.

(w)          Nasdaq Listing Matters.  The Common Stock of the Company is quoted on Nasdaq under the ticker symbol “IOMI.”  The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of Nasdaq. The issuance and sale of the Purchased Securities under this Agreement does not contravene the rules and regulations of Nasdaq.

(x)            Investment Company.  The Company is not now, and after the sale of the Purchased Securities under this Agreement and the application of the net proceeds from the sale of the Purchased Securities described in Section 1(c) herein will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)           Environmental Matters.

(i)            The Company has complied in all material respects with all applicable Environmental Laws (as defined below).  There is no pending or, to the Company’s knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company.  For purposes of this Agreement, “Environmental Law” means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (G) health and safety of employees and other persons; or (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances, or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(ii)           The Company does not have any material liabilities or material obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment.  For purposes of this Agreement, “Materials of Environmental Concern” shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

(iii)          The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

(iv)          The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

(z)            United States Real Property Holding Company.

(i)            The Company is not now and has never been a “United States real property holding corporation,” as defined in §897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation §1.897-2(b), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns, which are required under Treasury Regulation §1.897-2(h).

(ii)           The Company hereby agrees to provide prompt notice to each Purchaser following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation.  In addition, upon a written request by a Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether the Purchaser’s interest in the Company constitutes a United States real property interest.  The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.  The Company’s written statement to the Purchaser shall be delivered to the Purchaser within ten (10) business days of the Purchaser’s written request therefor.

(aa)         Benefit Plans.  Neither the Company nor any Plan Affiliate (as defined below) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any material Employee Benefit Plan (as defined below), whether written, oral, voluntary or pursuant to a collective bargaining agreement or law, under which the Company has a material unfunded liability, nor has the Company otherwise failed to meet any of its material obligations under any employee benefit plan.  As used herein, “Plan Affiliate” means any person or entity with which the Company constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in Section 414 of the Code.  As used herein, “Employee Benefit Plan” means, collectively, each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, health or other medical, life, disability or other insurance, supplemental unemployment benefit, profit sharing, pension, retirement, supplemental retirement or other employee benefit plan, program, agreement or arrangement, whether written or unwritten, formal or informal, maintained or contributed to or required to be contributed to by any person for the benefit of any employee or former employee of the Company or its affiliates or their dependants or beneficiaries, as well as the compensation practices and policies regarding vacations, sick leaves, leaves of absence and all perquisites of employment other than those mandated by any legal requirement and shall include to the extent applicable to the Company, without limitation, “Employee Pension Benefit Plans” (as defined in Section 3(2) of ERISA (as defined below), “Employee Welfare Benefit Plan” (as defined in Section 3(1) of ERISA) and “Multi-employer Plan” (as defined in section 3(37) of ERISA)), but shall exclude any such arrangements or perquisites that do not exceed, individually or in the aggregate, $300 per month per any particular person.  As used herein, “ERISA” means the Employee Retirement Income Security Act of 1974 and any law of any foreign jurisdiction of similar import.  The Company has made all “matching” contributions required pursuant to the terms of the Company’s 401(k) plan or otherwise promised to employees (in writing or orally).

(bb)         Foreign Corrupt Practices Act; Etc.  The Company and its respective officers, directors, employees and agents are in compliance with and have not violated the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder, or any similar laws of any foreign jurisdiction.  To the Company’s knowledge, no governmental or political official in any country is or has been employed by, or acted as a consultant to or held any material beneficial ownership interest in the Company.  The Company and its respective officers, directors, employees and agents are in compliance with and have not violated the U.S. money laundering laws or regulations, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (including any recordkeeping or reporting requirements thereunder), or the anti-money laundering laws or regulations of any jurisdiction.

(cc)         Brokers.  The Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

(dd)         Internal Accounting Controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.             REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS.  Each Purchaser hereby represents and warrants to the Company, severally and not jointly, and agrees that:

(a)           Organization Good Standing and Qualification.  The Purchaser has all corporate, membership or partnership power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

(b)           Authorization.  The execution of this Agreement has been duly authorized by all necessary corporate, membership or partnership action on the part of the Purchaser.  This Agreement constitutes the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (B) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)           Litigation.  There is no action pending, or to its knowledge threatened, to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(d)           Purchase for Own Account.  The Purchased Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.  The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities.

(e)           Investment Experience.  The Purchaser understands that the purchase of the Purchased Securities involves substantial risk.  The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Securities and protecting its own interests in connection with this investment.

(f)            Accredited Investor Status.  The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(g)           Reliance Upon Purchaser’s Representations.  The Purchaser understands that the issuance and sale of the Purchased Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.

(h)           Receipt of Information.  The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Purchased Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i)            Restricted Securities.  The Purchaser understands that the Purchased Securities have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with evidence reasonably satisfactory to the Company, in form and substance reasonably acceptable to the Company and its counsel, to the effect that a sale, assignment or transfer of the Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, or (iii) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Shares can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”).  Upon satisfaction of the foregoing, the Purchaser may transfer the Purchased Securities in accordance with the Plan of Distribution attached as Exhibit B hereto.

(j)            Legends.  The Purchaser agrees that the Certificates for the Purchased Securities shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY EVIDENCE REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date on which the Registration Statement is declared effective (the “Effective Date”), if required by the Company’s transfer agent, to effect the removal of the legend hereunder upon receipt of a letter from the transferor that it has complied with the prospectus delivery requirements under the Securities Act.

Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing securities as set forth in this Section 4(j) is predicated upon the Purchaser’s warranty that the Purchaser will sell any securities pursuant to the registration requirements of the Securities Act, including any applicable prospectus delivery requirements.

In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such Certificates in order to implement the restrictions on transfer set forth in this Agreement.  The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

(k)           Questionnaires.  The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire for use in preparation of the Registration Statement (as defined in Section 5(a)(ii) below), and the answers to such questionnaires are true and correct as of the date of this Agreement in all material respects; provided, that the Purchasers shall be entitled to update such information by providing written notice thereof to the Company at least 48 hours before the effective date of the Registration Statement.

(l)            Restrictions on Short Sales.  The Purchaser represents, warrants and covenants that Purchaser has not and will not, directly or indirectly, during the period beginning on the date on which the Company first contacted such Purchaser regarding the transactions contemplated by this Agreement (and involving the Company) and ending on the Closing Date, engage in (i) any “short sales” (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other similar arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise disposes of, any of the Purchased Securities by the Purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Purchased Securities (clauses (i) and (ii) together, a “Short Sale”); except for (1) Short Sales by the Purchaser which were, prior to the date on which such Purchaser was first contacted by the Company regarding the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser and are in compliance with the Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (2) Short Sales by the Purchaser which by virtue of the procedures of such Purchaser are made without knowledge of the transactions contemplated by this Agreement or (3) Short Sales by the Purchaser to the extent that such Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

5.             FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

(a)           Form D Filing; Registration of the Purchased Securities.  The Company hereby agrees that it shall:

(i)            file in a timely manner a Form D relating to the sale of the Purchased Securities under this Agreement, pursuant to Regulation D promulgated under the Securities Act;

(ii)           prepare and file with the SEC as soon as practicable and in no event later than thirty-five (35) days following the Closing, a registration statement (the “Registration Statement”), to enable the resale of the Purchased Securities (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Purchased Securities, the “Registrable Shares”) by the Purchasers from time to time and use commercially reasonable efforts to cause such Registration Statement to be declared effective, within ninety (90) days following the Closing Date or, in the event of a review of the Registration Statement by the SEC, within one hundred twenty (120) days following the Closing Date, and, subject to exceptions provided herein, to remain continuously effective until the earlier of (A) the fourth anniversary of the effective date of the Registration Statement, (B) the date on which all Registrable Shares purchased by the Purchasers pursuant to this Agreement have been sold thereunder, or (C) the date on which the Registrable Shares can be sold pursuant to Rule 144(k) promulgated under the Securities Act (the “Registration Period”).  In the event that the Company does not meet the requirements for the use of Form S-3, the Company shall use such other form as is available for such a registration, and shall convert such other form to Form S-3, or file a replacement registration statement on Form S-3, promptly after the first date on which it meets such requirements;

(iii)          prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus (as defined below) used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

(iv)          furnish to each Purchaser with respect to the Registrable Shares registered under the Registration Statement sufficient copies of each final Prospectus (as defined below, and including any supplement or amendment thereto) in which such Purchaser is listed as a selling securityholder in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

(v)           promptly notify each Purchaser named as a selling securityholder when the Registration Statement has been declared effective;

(vi)          promptly notify the Purchasers in writing of the existence of any fact or the happening of any event, during the Registration Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (provided, however, that no notice by the Company shall be required pursuant to this subsection (vi) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements);

(vii)         furnish to each Purchaser from the date of this Agreement until the end of the Registration Period, copies of its periodic reports filed with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder;

(viii)        bear all expenses in connection with the procedures described in paragraphs (i) through (viii) of this Section 5(a) and the registration of the Registrable Shares pursuant to the Registration Statement other than fees and expenses, if any, of legal counsel or other advisers to the Purchasers (other than Legal Counsel (as defined below), in which case such fees and expenses shall be limited to $15,000 in the aggregate in connection with any registration which is not a Demand Registration (as defined below)) or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.

(b)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(a) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding itself, the Registrable Shares to be sold by such Purchaser, and the intended method of disposition of the Registrable Shares as shall be required to effect the registration of the Registrable Shares.  The Purchasers shall update such information as and when necessary by written notice to the Company.

(c)           If for any reason prior to the expiration of the Registration Period a Registration Statement required to be filed pursuant to this Section 5(a) ceases to be effective or fails to cover all of the Purchased Shares required to be covered by such Registration Statement, any Purchasers may subsequently demand registration pursuant to the terms of and within the time frames set forth in Section 5(a)(ii) above by providing written demand registration notice to the Company (including a registration on Form S-1 to the extent the Company is not eligible to use any short form registration in connection with such demand, a “Demand Registration”).  Upon receipt of such demand registration notice, the Company shall comply with its registration obligations as defined in Sections 5(a)(ii)-(viii) above.  The filing deadline and effectiveness deadline with respect to any Demand Registration will be those dates which are forty-five (45) days and one hundred thirty five (135) days after the date that the Demand Registration notice is delivered to the Company.

(d)           Liquidated Damages.

(i)            Delay in Filing or Effectiveness of Registration Statement.  In the event that the Registration Statement is not (A) filed with the SEC within thirty-five (35) days following the Closing Date or (B) declared effective within ninety (90) days following the Closing Date or, in the event of a review of the Registration Statement by the SEC, within one hundred twenty (120) days following the Closing Date (a “Registration Delay”), the Company shall pay to each Purchaser who has provided the documents contemplated by Section 4(k) liquidated damages at a rate equal to (i) 0.5% of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement for the first fourteen (14) days a Registration Delay has occurred, (ii) 1.0% of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement for the second fourteen (14) days a Registration Delay has occurred, and (iii) 2.5% of the total purchase price of the

Purchased Securities purchased by such Purchaser pursuant to this Agreement for every successive thirty (30) day period that occurs thereafter.  Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages (a) to more than one Purchaser in respect of the same Purchased Securities for the same period of time or (b) for each of the first two (2) years following the Closing Date, in an annual aggregate amount that exceeds 18% of the purchase price paid by the Purchaser for the Shares provided that the penalty in the second year shall reset at the one (1) year anniversary of the date the Registration Delay occurred.  Such liquidated damages shall be payable within ten (10) days of the end of each one (1) month anniversary of the applicable filing or effectiveness deadline set forth in this section 5(d)(i).  Such liquidated damages shall be the Purchaser’s sole monetary remedy for such delay (unless such liquidated damages are disallowed, reduced or not permitted by applicable law).  Nothing shall preclude a Purchaser from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement in accordance with applicable law.  The parties agree that the liquidated damages provided for above constitute a reasonable estimate of the damages that may be incurred by holders of Purchased Shares by reason of the failure of the Registration Statement to be filed or declared effective or available for effecting resales of Purchased Shares in accordance with the provisions hereof.

(ii)           Lapse in Effectiveness of Registration Statement.  In the event that the Registration Statement is filed and declared effective but, during the Registration Period, shall thereafter cease to be effective or useable or the prospectus included in the Registration Statement (the “Prospectus”, as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such Prospectus), other than as permitted hereby, ceases to be usable, in either case, in connection with resales of Registrable Shares, without such lapse being cured within ten (10) days (the “Cure Period”) by a post-effective amendment to the Registration Statement, a supplement to the Prospectus, a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such lapse, or by such other lawful means as may be available to the Company, then the Company shall pay to each Purchaser then listed as a selling stockholder in the Prospectus, liquidated damages, for the period from and including the first day following the expiration of the Cure Period until, but excluding, the earlier of (1) the date on which such failure is cured and (2) the date on which the Registration Period expires, at a rate equal to 2.5% per month (pro rata on a thirty (30) day basis) of the total purchase price of the Purchased Shares purchased by such Purchaser pursuant to this Agreement that are immediately prior to such lapse covered by the Registration Statement.  Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages (a) to more than one Purchaser in respect of the same Purchased Securities for the same period of time or (b) for each of the first two (2) years following the Closing Date, in an annual aggregate amount that exceeds 18% of the purchase price paid by the Purchaser for the Shares provided that the penalty in the second year shall reset at the one (1) year anniversary of the date the Registration Delay occurred.  Such liquidated damages shall be payable within ten (10) days of the end of each one (1) month anniversary of the expiration of the Cure Period.  Such liquidated damages shall be the Purchaser’s sole monetary remedy for such lapse (unless such liquidated damages are disallowed, reduced or not permitted by applicable law).  Nothing shall preclude a Purchaser from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement in accordance with applicable law.  The parties agree that the liquidated damages provided for above constitute a reasonable estimate of the damages that may be incurred by holders of Purchased Shares in the circumstances set forth above in accordance with the provisions hereof.

(e)           Transfer of Registrable Shares After Registration; Suspension.

(i)            Each Purchaser agrees that it will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to (1) the Registration Statement, (2) Rule 144 of the Securities Act or (3) another exemption from registration under the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Purchaser or its plan of distribution to the extent required by applicable law.

(ii)           In the event of:  (A) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (B) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (C) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (D) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Shares covered by the Registration Statement or Prospectus (a “Suspension”) until the Purchasers’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.  In the event of any Suspension, the Company will use its commercially reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers.

(iii)          The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Shares sold.

(f)            Indemnification.  For the purpose of this Section 5(f), the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5(a).

(i)            Indemnification by the Company.  To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Purchaser, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act (each, an “Purchaser Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or reasonable expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:

(1)           any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2)           any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading;

(3)           any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Purchased Shares pursuant to a Registration Statement (the matters in the foregoing clauses (1) through (3) being, collectively, “Violations”).

Subject to subsection (d)(iii) below, the Company shall reimburse the Purchasers and each such controlling person, promptly as such reasonable expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection (d)(i): (A) shall not apply to a Claim by a Purchaser Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Purchaser Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to this Agreement; (ii) shall not be available to the extent such Claim is based on a failure of the Purchaser to deliver or to cause to be delivered the prospectus made available by the Company, (1) if such prospectus was timely made available by the Company pursuant to this Agreement, and (2) from and after the effectiveness of the Registration Statement, the Company had notified the Purchaser that such prospectus was required to be delivered by the Purchaser as a result of the Company’s failure to comply with the conditions of Rule 172(c) under the Securities Act; and (iii) shall not apply to amounts paid in settlement of any Claim,  if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers in accordance with this Agreement.

(ii)           Indemnification by the Purchaser.    In connection with any Registration Statement in which a Purchaser is participating, each such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in subsection subsection (d)(i) above, the Company, each of its directors, each of its officers who signs the Registration Statement, each of the Company’s agents or representatives, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use in connection with such Registration Statement; and, subject to subsection (d)(iv) below, such Purchaser will reimburse any legal or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this subsection (d)(ii) and the agreement with respect to contribution set forth below shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that the Purchaser shall be liable under this subsection (d)(ii) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of the Purchased Shares pursuant to the Registration Statement giving rise to such liability.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to this Agreement.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection (d)(ii) with respect to any prospectus shall not inure to the benefit of any Company Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(iii)          Indemnification Procedure.  Promptly after receipt by a Purchaser Indemnified Person or Company Indemnified Party under this subsection (d) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Purchaser Indemnified Person or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this subsection (d), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Purchaser Indemnified Person or the Company Indemnified Party, as the case may be; provided, however, that a Purchaser Indemnified Person or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Purchaser Indemnified Person or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Purchaser Indemnified Person or Company Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicting interests between such Purchaser Indemnified Person or Company Indemnified Party and any other party represented by such counsel in such proceeding.  In the case of a Purchaser Indemnified Person, legal counsel referred to in the immediately preceding sentence (the “Purchaser Legal Counsel”) shall be selected by the Purchasers holding a majority in interest of the Purchased Shares included in the Registration Statement to which the Claim relates.  The Purchaser Legal Counsel shall not represent any Purchaser Indemnified Person that sends such counsel written notice that such Purchaser Indemnified Person does not wish such counsel to represent it in connection with the matters discussed in this subsection.  The Purchaser Indemnified Persons, other than any Purchaser Indemnified Person that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Purchaser Indemnified Persons by the Purchaser Legal Counsel in connection with the subject matter of the Claim.  The Company Indemnified Party or Purchaser Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Indemnified Party or Purchaser Indemnified Person which relates to such action or claim.  The indemnifying party shall keep the Company Indemnified Party or Purchaser Indemnified Person apprised as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.  No indemnifying party shall, without the prior written consent of the Company Indemnified Party or Purchaser Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnified Party or Purchaser Indemnified Person of a release from all liability in respect of such claim or litigation, (ii) requires any admission of wrongdoing by the Company Indemnified Party or Purchaser Indemnified Party or (iii) obligates or requires a Company Indemnified Party or Purchaser Indemnified Party to take, or refrain from taking, any action.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Indemnified Party or Purchaser Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Purchaser Indemnified Person or Company Indemnified Party under this subsection (d), except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(iv)          Payments.  The indemnification required by this subsection (d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar right of the Company Indemnified Party or Purchaser Indemnified Person against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

(v)           Contribution.  If for any reason the indemnification provided for in this subsection (d) is unavailable to a Company Indemnified Party or a Purchaser Indemnified Party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Company Indemnified Party or the Purchaser Indemnified Party, as applicable, as a result of Claims in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Purchased Shares be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this subsection (d)(v) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Purchased Shares giving rise to such contribution obligation.  The Purchasers’ obligation to contribute pursuant to this subsection (d)(v) are several and not joint.

(g)           Rule 144 Information.  For so long as the Registration Period continues, the Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Purchasers to sell the Purchased Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

(h)           Legal Counsel.  Subject to Section 5(g) below, the Purchasers holding at least a majority of the Registrable Securities shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (“Legal Counsel”), which shall be Bell, Boyd & Lloyd LLC or such other counsel as is thereafter designated by the holders of a majority of Purchased Shares and of which the Company and its counsel have been given prior notice. The Legal Counsel shall not represent any Purchaser that sends such counsel written notice that such Investor does not wish such counsel to represent it in connection with the matters discussed in this Section 5(h).  The Purchasers, other than any Purchaser that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Purchasers by the Legal Counsel in connection with the subject matter of this Agreement.  These provisions will not prohibit any other counsel to a Purchasers from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.  The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.

6.             CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT CLOSING.  The obligations of the Purchasers under Section 1(b) of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties True.  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)           Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, that the Company may furnish to each Purchaser a facsimile copy of the stock certificate representing the Purchased Securities, with the original warrant and original stock certificate held in trust by counsel for the Company until delivery thereof on the next business day.

(c)           Compliance Certificate.  The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 6(a) and 6(b) hereof have been fulfilled.

(d)           Agreement.  The Company shall have executed and delivered to the Purchasers this Agreement.

(e)           Securities Exemptions.  The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(f)            No Suspension of Trading or Listing of Common Stock.  The Common Stock of the Company (i) shall be listed on Nasdaq and (ii) shall not have been suspended from trading on Nasdaq.

(g)           Good Standing Certificates.  The Company shall have delivered to the Purchasers certificates from the Secretaries of State of the State of Delaware and the State of Maryland, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

(h)           Secretary’s Certificate.  The Company shall have delivered to the Purchasers, a copy of a certificate of the Company executed by the Company’s Secretary attaching and certifying to the truth and correctness of (A) the Certificate of Incorporation, (B) the Bylaws and (C) the resolutions adopted by the Company’s Board of Directors in connection with the transactions contemplated by this Agreement.

(i)            Opinion of Company Counsel.  The Purchasers will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Ropes & Gray LLP, counsel to the Company, in the form attached as Exhibit C.

(j)            No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(k)           Amount Invested.  The Purchasers under this Agreement shall have tendered at closing no less than $10 million in the aggregate for the Purchased Securities.

(l)            Other Actions.  The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in connection with the transactions contemplated hereby.

(m)          Closing.  The Closing shall occur by no later than November 15, 2006.

7.             CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.  The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b)           Performance.  The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)           Agreement.  The Purchasers shall have executed and delivered to the Company this Agreement (and Appendix I and II hereto).

(d)           Securities Exemptions.  The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e)           Payment of Purchase Price.  The Purchasers shall have delivered to the Company, by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in Section 1(b).

(f)            Other Actions.  The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions, as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

(g)           No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

8.             MISCELLANEOUS.

(a)           Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding at least a majority of the total aggregate number of Purchased Securities then outstanding (excluding any shares sold to the public pursuant to Rule 144 or otherwise).  Any Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b)           Governing Law.  This Agreement will be governed by and construed and enforced under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)           Survival.  The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4 of this Agreement shall survive until the second (2nd) anniversary of the Closing Date.

(d)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)           Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)            Notices.  Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (1) if to the Purchaser, at the Purchaser’s address or facsimile number set forth on Exhibit A to this Agreement, or at such address or facsimile number as the Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (2) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchaser.  All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

The address of the Company for the purpose of this Section 9(f) is as follows:

Iomai Corporation
20 Firstfield Road, Suite 250
Gaithersburg, MD 20878
Tel: (301) 556-4537
Fax: (301) 556-4501
Attention: Russell P. Wilson, Chief Financial Officer

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Tel: 617.951.7000
Fax: 617.951.7050
Attention: Paul Kinsella

(g)           Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of Purchased Securities then held by the Purchasers; provided that any provision for the sole benefit of the Company may be waived by the Company.  Any amendment effected in accordance with this Section 8(g) will be binding upon the Purchasers, the Company and their respective successors and permitted assigns.

(h)           Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)            Entire Agreement.  This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(j)            Meaning of Include and Including.  Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(k)           Fees, Costs and Expenses.  Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party; provided, that upon the Closing, the Company shall pay up to $30,000 of the fees and disbursements of the Purchasers and their counsel in connection with the due diligence, negotiation, drafting of, and closing of the transactions contemplated by, this Agreement.  In addition, after the Closing the Company will pay the reasonable fees and disbursements (a) of a single counsel for the Purchasers in connection with any subsequent amendment, waiver or consent of or under this Agreement or any related document or agreement initiated by the Company up to $10,000, and (b) of any Purchaser’s counsel in connection with wholly successful on the merits enforcement of this Agreement or any related document or agreement.

(l)            8-K Filing and Publicity.  As soon as practicable following the execution of this Agreement but in no event later than 9:30 a.m. EST on the day following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC describing the transaction contemplated by this Agreement (which shall include a copy of this Agreement) as an exhibit to such filing (the “8-K Filing” including all attachments).  Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transaction contemplated by this Agreement; provided, however, that (i) the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release pursuant to Rule 135(c) under the Securities Act) (i) in substantial conformity with the   8-K Filing or (ii) as is required by applicable law, regulations, and Nasdaq rules.  Notwithstanding the foregoing, after the 8-K Filing has been made, each Purchaser may at any time post a notice on its website that includes information about the Company and/or the financing that was contained in such press release.

(m)          Stock Splits, Dividends and other Similar Events.  The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof and prior to the Closing Date.

(n)           Remedies.  In addition to being entitled to exercise all rights provided herein, each Purchaser and the Company will be entitled to specific performance under this

Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Remainder of page intentionally left blank.]

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date and year first above written.

IOMAI CORPORATION

By:	/s/ Russell P. Wilson
	Name:	Russell P. Wilson
	Title:	Senior Vice President, Chief Financial Officer and General Counsel

[Purchaser signature pages to follow.]

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF OCTOBER    , 2006

BY AND AMONG

IOMAI CORPORATION

AND EACH PURCHASER NAMED THEREIN

The undersigned hereby executes and delivers to Iomai Corporation the Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Shares:

Essex Woodlands Health Ventures V, L.P.

By:	Essex Woodlands Health Ventures V, L.L.C.

By:	/s/ Jeff Himawan
Jeff Himawan, a duly authorized signatory

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF OCTOBER__, 2006

BY AND AMONG

IOMAI CORPORATION

AND EACH PURCHASER NAMED THEREIN

The undersigned hereby executes and delivers to Iomai Corporation the Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Shares:

New Enterprise Associates 10, Limited Partnership

By:	NEA Partners 10, Limited Partnership, its general partner

By:	/s/ Charles W. Newhall III

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Number of Shares	Purchase Price
New Enterprise Associates 10, Limited Partnership

Notice to: Eugene A. Trainor, III c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202	1,141,553	$4.38 per share

Essex Woodlands Health Ventures V, L.P.

Notice to: Essex Woodlands Health Ventures V, L.P. 450 Tasso Street, Suite 305 Palo Alto, CA 94301	1,141,553	$4.38 per share

Attn: Jeff Himawan Email: jhimawan@ewhv.com Phone: (650) 543-1504 Fax: (650) 543-1504

EXHIBIT B

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales effected after the effective date of the registration statement of which this prospectus is a part;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

• a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

EXHIBIT C

[FORM OF R&G OPINION]

APPENDIX I

[STOCK CERTIFICATE QUESTIONNAIRE]

APPENDIX II

[REGISTRATION STATEMENT/SUITABILITY QUESTIONNAIRE]